Exhibit 10.37

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EIGHTH AMENDMENT

TO

LICENSE AGREEMENT

THIS EIGHTH AMENDMENT TO LICENSE AGREEMENT (this “Eighth Amendment”), effective June 29, 2012, is by and among:

Angiotech Pharmaceuticals (US), Inc., a corporation organized and existing under the laws of the State of Washington, with principal offices at North Bend, WA (“Angiotech US”);

Angiodevice International GmbH, a corporation organized and existing under the laws of Switzerland, with principal offices at Dammstrasse 19, Postfach, CH-6301 Zug, Switzerland (“Angiodevice” and, together with Angiotech US, the “Licensor”); and

Histogenics Corporation, a corporation organized and existing under the laws of the State of Delaware (formerly under the laws of Massachusetts), with principal offices at 830 Winter Street, 3rd Floor, Waltham, MA 02451 (formerly at 100 Hospital Road, Malden, MA 02148) (“Histogenics”).

WITNESSETH

WHEREAS, Angiotech Biomaterials Corp. (“Biomaterials”), Angiodevice and Histogenics entered into that certain License Agreement, effective as of May 12, 2005, pursuant to which Biomaterials and Angiodevice licensed to Histogenics the right to use certain domestic and foreign patents, patent applications and know how relating to the manufacture and use of CT3 (the “Original License Agreement”);

WHEREAS, effective as of November 4, 2005, all of the assets of Biomaterials were sold to Angiotech US and Biomaterials was wound up and in connection with such sale of assets, Biomaterials assigned the Original License Agreement to Angiotech US and Angiotech US assumed all rights and obligations of Biomaterials under the Original License Agreement as if it were the original party thereto;

WHEREAS, the Licensor and Histogenics entered into that certain Amendment to License Agreement, dated as of August 31, 2007, that certain Second Amendment to License Agreement, dated as of January 1, 2008, that certain Third Amendment to License Agreement, dated as of April 15, 2008, that certain Fourth Amendment to. License Agreement, dated as of November 1, 2008, that certain Fifth Amendment to License Agreement, dated as of August 6, 2010, that certain Reinstatement Agreement and Sixth Amendment to License Agreement, dated as of February 8, 2011, and that certain Seventh Amendment, effective as of March 31, 2011 (the Original License Agreement, as amended by the foregoing amendments, shall be referred to herein as the “Agreement”);

WHEREAS, Section 4.1 of the Original License Agreement contained a diligence obligation requiring Histogenics to [***]

[***];

WHEREAS, Histogenics desires to amend the Agreement to remove the provision requiring [***];

WHEREAS, Angiotech US, Angiodevice, and Histogenics have determined that it is in their best interests to amend the provisions regarding diligence obligations in Section 4.1 of the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Angiodevice, Angiotech US and Histogenics hereby agree as follows:

1.Amendment.

1.1 Section 4.1 of the Agreement is hereby amended and restated in its entirety to state as follows:

“4.1 Diligence Obligations. It is understood and acknowledged that part of the consideration for this License is Histogenics’s intention to bring one or more Eligible Products to market through a program for exploitation of the Licensed Technology and, once commercialized, thereafter to continue active, diligent marketing and sales efforts for Eligible Products throughout the life of this Agreement.

2.Miscellaneous

2.1 Entire Agreement; Confirmation of Agreement. Except as specifically otherwise amended as set forth herein, the Agreement shall continue in full force and effect.

2.2 Counterparts. This Eighth Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures of the parties hereto will have the same effect as original signatures. In making proof of this Eighth Amendment, it shall not be necessary to produce or account for more than one such counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Eighth Amendment to be executed and delivered by the respective duly authorized officers as of the date set forth above.

ANGIOTECH PHARMACEUTICALS (US), INC.		ANGIODEVICE INTERNATIONAL GmbH

By:	/s/ Tammy Neske	By:	/s/ K. Thomas Bailey

Name:	Tammy Neske	Name:	K. Thomas Bailey

Title:	Authorized Signatory	Title:	Director

Date:	June 29, 2012	Date:	June 29, 2012

HISTOGENICS CORPORATION

By:	/s/ Patrick O’Donnell

Name:	Patrick O’Donnell

Title:	President & CEO

Date:	June 29, 2012